UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 2, 2015 (October 2, 2015)

____________________________

NATIONAL HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation)	001-13489 (Commission File Number)	52-2057472 (I.R.S. Employer Identification No.)
100 Vine Street Murfreesboro, Tennessee (Address of Principal Executive Offices)		37130 (Zip Code)

Registrant’s telephone number, including area code:  (615) 890-2020

Not Applicable

(Former name or former address, if changed since last report)

__________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 3.03.

Material Modification to Rights of Security Holders

See discussion under Item 8.01 of this report as to the redemption of the Company's outstanding shares of its Series A Convertible Preferred Stock ("Preferred Stock") par value $0.01 per share, CUSIP No. 635906 209, which is incorporated herein by reference.

Item 8.01.

Other Events.

On October 2, 2015, National HealthCare Corporation (the "Company") sent a Redemption Notice, a copy of which is attached hereto as Exhibit 99.1, to holders of record of its Preferred Stock, par value $0.01 per share, CUSIP No. 635906 209.  Pursuant to the redemption notice, the Company will redeem all outstanding shares of its Preferred Stock on November 3, 2015 (the "Redemption Date") at $15.75 per share, plus an accrued dividend of $0.04 per share, for a total of $15.79 per share.

As of the Redemption Date, the Preferred Stock will no longer be deemed outstanding, and all rights with respect to such stock will cease and terminate, except the right of holders to receive payment of the Redemption Price, without interest.

In lieu of redemption, at any time prior to 5:00 p.m. (EDT) on November 2, 2015, holders of the Preferred Stock may convert any or all of their shares into shares of the Company's common stock.  The holders electing to convert their Preferred Shares will receive 0.24204 shares of common stock for each Preferred Share, together with the cash payable with respect to fractional shares.

Item 9.01.

Financial Statements and Exhibits

(d)

Exhibits.

Exhibit No.	Description of Exhibit
99.1	Redemption Notice for Series A Convertible Preferred Stock
99.2	Press Release dated October 2, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:

October 2, 2015

NATIONAL HEALTHCARE CORPORATION

BY: /s/ Donald K. Daniel

Name:

Donald K. Daniel

Title:

SVP/Controller

Principal Accounting Officer